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                                                                EXHIBIT 99.B11









CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Strong Institutional Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Strong Institutional Funds, Inc. on Form N-1A of our report dated March 20, 1996 on our audit of the financial statements and financial highlights of Strong Institutional Money Fund, a series of Strong Institutional Funds, Inc. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.




                                                COOPERS & LYBRAND L.L.P.
Milwaukee, Wisconsin
March 28, 1996